Exhibit 99.1

News Release

Ashland reports preliminary financial results for first quarter of fiscal year 2021

•	Sales of $552 million, up four percent from the prior-year quarter
•	Net income of $56 million, or $0.91 per diluted share
•	Income from continuing operations of $61 million, or $0.99 per diluted share
•	Adjusted income from continuing operations excluding intangibles amortization expense of $58 million, or $0.94 per diluted share
•	Adjusted EBITDA of $124 million
•	Cash flows provided by operating activities of $106 million; free cash flows of $76 million

WILMINGTON, Del., February 3, 2021 – Ashland Global Holdings Inc. (NYSE: ASH) today announced preliminary1 financial results for the first quarter of fiscal year 2021, which ended December 31, 2020. The global specialty materials company serves customers in a wide range of consumer and industrial markets.

Ashland’s financial results during the quarter reflected execution of the company’s strategy, solid overall demand and the benefit of continued cost reduction. The result was improved sales and earnings, margin growth and strong free cash flow generation. Sales were approximately $552 million, up four percent compared to the prior-year period, as growth was realized in all three of Ashland’s business groups.

Net income was $56 million compared to net income of $32 million in the prior-year quarter. Income from continuing operations was $61 million compared to income of $34 million in the prior-year quarter, or $0.99 per diluted share compared to $0.56 in the prior-year quarter. Adjusted income from continuing operations excluding intangibles amortization expense was $58 million compared to $25 million in the prior-year quarter, or $0.94 per diluted share, up from $0.41 in the prior-year quarter. Adjusted EBITDA was $124 million, up from $88 million in the prior-year quarter, driven primarily by lower operating expenses, favorable mix, improved sales in all three business groups and lower selling, general, administrative and research and development (“SARD”) expenses.

Cash flows provided by operating activities totaled $106 million compared to a deficit of $34 million in the prior-year quarter. Free cash flows totaled $76 million compared to a deficit of $63 million in the prior-year quarter, driven primarily by increased earnings and disciplined working capital management.

“Ashland’s financial results in the first quarter reflect our progress toward demonstrating strategic discipline, consistent organic growth, margin expansion and improved free cash flow conversion,” said Guillermo Novo, chairman and chief executive officer, Ashland. “Our industrial businesses continue to see strong demand recovery, and excluding specific mix actions, our core consumer businesses continue to demonstrate top-line resilience and growth. All business groups expanded margins compared to the prior-year period. Also, Ashland’s free cash flow improved dramatically when compared to the prior year, reflecting the broad-based efforts by our teams to grow earnings and continue to improve working capital.”

“I am pleased with the progress our team has made driving more consistent performance while delivering profitable growth and improved cash generation,” continued Novo. “While the uncertainty related to the COVID-19 pandemic continues to impact global supply chains and consumer behavior, the continued progress made by our teams in the first-fiscal quarter gives me even more confidence in our ability to deliver consistent results. I look forward to sharing additional thoughts on our plans and the progress we have made during our earnings call tomorrow morning.”

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA and adjusted EBITDA are reconciled to operating income in Table 4. Free cash flow and adjusted operating income are reconciled in Table 6 and adjusted income from continuing operations, adjusted diluted earnings per share and adjusted diluted earnings per share excluding intangible amortization expense are reconciled in Table 7 of this news release. These adjusted results are considered non-GAAP financial measures.  For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Consumer Specialties

Sales were $296 million, up one percent from the prior-year quarter. Foreign currency favorably impacted sales by two percent. Strong demand in most consumer end markets was nearly offset by our exit from lower-margin product lines and continued Avoca challenges, both within Personal Care and Household.

Operating income was $44 million, compared to $33 million in the prior-year quarter. Adjusted EBITDA was $79 million, up 18% from the prior-year quarter, reflecting favorable mix and lower SARD expenses in both the Life Sciences and Personal Care and Household segments.

Industrial Specialties

Sales were $231 million, up eight percent from the prior-year quarter, driven by improving global demand for architectural coatings, construction and adhesive applications. Foreign currency favorably impacted sales by two percent.

Operating income was $22 million, compared to $19 million in the prior-year quarter. Adjusted EBITDA was $55 million, up 28% from the prior-year quarter, driven by favorable volumes, mix and SARD expenses.

Intermediates & Solvents

Sales were $33 million, up 18% from the prior-year quarter, primarily reflecting normalized internal sales volumes versus prior year when there was a planned extended shutdown at the Lima, Ohio facility.

Operating income was $2 million, up from an operating loss of $12 million in the prior-year quarter. Adjusted EBITDA was $5 million, up from negative $9 million in the prior-year quarter, which included the impact of the shutdown at the Lima facility.

Unallocated & Other

Unallocated and Other expense was $27 million, compared to $23 million in the prior-year quarter, primarily due to higher restructuring-related expenses. Adjusted Unallocated and Other expense was $15 million, compared to an expense of $16 million in the prior-year quarter.

Conference Call Webcast

Ashland will host a live webcast of its first-quarter conference call with securities analysts at 9:00 a.m. ET Thursday, February 4, 2021. The webcast will be accessible through Ashland’s website at http://investor.ashland.com and will include a slide presentation. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 7 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends.  Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 7 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above.  These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income.  As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metric enables Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures from continuing operations, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier specialty materials company with a conscious and proactive mindset for sustainability. The company serves customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 4,200 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/sustainability  to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition, and expected effects of the COVID-19 pandemic on Ashland’s business, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public-health crises (including the current COVID-19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-Q is filed with the SEC

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:Media Relations:

Seth A. MrozekCarolmarie C. Brown

+1 (302) 594-5010+1 (302) 995-3158

samrozek@ashland.com ccbrown@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended
	December 31,
	2020	2019

Sales	$552	$533
Cost of sales	374	380
GROSS PROFIT	178	153
Selling, general and administrative expense	106	99
Research and development expense	15	16
Intangibles amortization expense	21	21
Equity and other income	5	-
OPERATING INCOME	41	17
Net interest and other expense (income)	(6)	10
Net income on divestitures	14	3
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	61	10
Income tax expense (benefit)	-	(24)
INCOME FROM CONTINUING OPERATIONS	61	34
Loss from discontinued operations (net of income taxes)	(5)	(2)
NET INCOME	$56	$32

DILUTED EARNINGS PER SHARE
Income from continuing operations	$0.99	$0.56
Income (loss) from discontinued operations	(0.08)	(0.03)
Net income	$0.91	$0.53

AVERAGE DILUTED COMMON SHARES OUTSTANDING	61	61

SALES
Life Sciences	170	155
Personal Care and Household	126	137
Consumer Specialties	296	292
Specialty Additives	147	139
Performance Adhesives	84	74
Industrial Specialties	231	213
Intermediates & Solvents	33	28
Intersegment Sales	(8)	-
	$552	$533

OPERATING INCOME (LOSS)
Life Sciences	29	22
Personal Care and Household	15	11
Consumer Specialties	44	33
Specialty Additives	2	9
Performance Adhesives	20	10
Industrial Specialties	22	19
Intermediates & Solvents	2	(12)
Unallocated and other	(27)	(23)
	$41	$17

Ashland Global Holdings Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	December 31	September 30
	2020	2020
ASSETS
Current assets
Cash and cash equivalents	$335	$454
Accounts receivable	409	471
Inventories	537	529
Other assets	100	87
Held for sale	-	6
Total current assets	1,381	1,547

Noncurrent assets
Property, plant and equipment
Cost	3,310	3,265
Accumulated depreciation	1,748	1,700
Net property, plant and equipment	1,562	1,565

Goodwill	1,792	1,758
Intangibles	1,001	1,013
Operating lease assets, net	137	137
Restricted investments	316	301
Asbestos insurance receivable	130	136
Deferred income taxes	26	26
Other assets	397	394
Total noncurrent assets	5,361	5,330

Total assets	$6,742	$6,877

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$93	$280
Trade and other payables	217	233
Accrued expenses and other liabilities	252	277
Current operating lease obligations	23	23
Total current liabilities	585	813

Noncurrent liabilities
Long-term debt	1,601	1,573
Asbestos litigation reserve	498	513
Deferred income taxes	222	229
Employee benefit obligations	157	157
Operating lease obligations	124	124
Other liabilities	433	432
Total noncurrent liabilities	3,035	3,028

Stockholders' equity	3,122	3,036

Total liabilities and stockholders' equity	$6,742	$6,877

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended
	December 31
	2020	2019
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income (loss)	$56	$32
Loss from discontinued operations (net of taxes)	5	2
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	62	61
Original issue discount and debt issuance cost amortization	1	2
Deferred income taxes	(5)	(12)
Gain from sales of property and equipment	(4)	-
Stock based compensation expense	4	4
Income from restricted investments	(23)	(13)
Net income on divestitures	(14)	-
Impairments	9	-
Pension contributions	(2)	(1)
Change in operating assets and liabilities (a)	17	(109)
Total cash flows provided (used) by operating activities from continuing operations	106	(34)
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(30)	(29)
Proceeds from disposal of property, plant and equipment	5	-
Proceeds from sale or restructuring of operations	14	-
Net purchase of funds restricted for specific transactions	(1)	(1)
Reimbursements from restricted investments	8	10
Proceeds from sale of securities	42	4
Purchases of securities	(42)	(4)
Total cash flows used by investing activities from continuing operations	(4)	(20)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from (repayment of) short-term debt	(187)	14
Cash dividends paid	(17)	(16)
Stock based compensation employee withholding taxes paid in cash	(3)	(5)
Total cash flows used by financing activities from continuing operations	(207)	(7)
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	(105)	(61)
Cash provided (used) by discontinued operations
Operating cash flows	(14)	(17)
Investing cash flows	(3)	2
Effect of currency exchange rate changes on cash and cash equivalents	3	1
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(119)	(75)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	454	232
CASH AND CASH EQUIVALENTS - END OF PERIOD	$335	$157

DEPRECIATION AND AMORTIZATION
Life Sciences	16	15
Personal Care and Household	19	19
Consumer Specialties	35	34
Specialty Additives	21	20
Performance Adhesives	3	4
Industrial Specialties	24	24
Intermediates & Solvents	3	3
Unallocated and other	-	-
	$62	$61
(a)	Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4

	Three months ended
	December 31
Adjusted EBITDA - Ashland Global Holdings Inc.	2020	2019
Net income	$56	$32
Income tax expense (benefit)	-	(24)
Net interest and other expense (income)	(6)	10
Depreciation and amortization	62	61
EBITDA	112	79
Loss from discontinued operations (net of taxes)	5	2
Net income on divestitures key items (see Table 5)	(14)	-
Operating key items (see Table 5)	21	7
Adjusted EBITDA	$124	$88

Life Sciences
Operating income	$29	$22
Add:
Depreciation and amortization	16	15
Adjusted EBITDA	$45	$37

Personal Care and Household
Operating income	$15	$11
Add:
Depreciation and amortization	19	19
Adjusted EBITDA	$34	$30

Adjusted EBITDA - Consumer Specialties Total
Operating income	$44	$33
Add:
Depreciation and amortization	35	34
Adjusted EBITDA	$79	$67

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4 (Continued)

	Three months ended
	December 31
	2020	2019
Specialty Additives
Operating income	$2	$9
Add:
Depreciation and amortization	21	20
Operating key items (see Table 5)	9	-
Adjusted EBITDA	$32	$29

Performance Adhesives
Operating income	$20	$10
Add:
Depreciation and amortization	3	4
Adjusted EBITDA	$23	$14

Adjusted EBITDA - Industrial Specialties Total
Operating income	$22	$19
Add:
Depreciation and amortization	24	24
Operating key items (see Table 5)	9	-
Adjusted EBITDA	$55	$43

Adjusted EBITDA - Intermediates and Solvents
Operating income	$2	$(12)
Add:
Depreciation and amortization	3	3
Adjusted EBITDA	$5	$(9)

Ashland Global Holdings Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 5

	Three Months Ended December 31, 2020
	Life Sciences	Personal Care and Household	Consumer Specialties	Specialty Additives	Performance Adhesives	Industrial Specialties	Intermediates and Solvents	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$-	$-	$-	$-	$-	$-	$-	$(12)	$(12)
Capital project impairment	-	-	-	(9)	-	(9)	-	-	(9)
All other operating income (loss)	29	15	44	11	20	31	2	(15)	62
Operating income (loss)	29	15	44	2	20	22	2	(27)	41

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items								(18)	(18)
All other net interest and other expense (income)								12	12
								(6)	(6)

NET INCOME ON DIVESTITURES
Key items								14	14

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)								4	4
Tax specific key items (b)								(13)	(13)
All other income tax expense (benefit)								9	9
								-	-
INCOME (LOSS) FROM CONTINUING OPERATIONS	$29	$15	$44	$2	$20	$22	$2	$(7)	$61

	Three Months Ended December 31, 2019
	Life Sciences	Personal Care and Household	Consumer Specialties	Specialty Additives	Performance Adhesives	Industrial Specialties	Intermediates and Solvents	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$-	$-	$-	$-	$-	$-	$-	$(7)	$(7)
All other operating income (loss)	22	11	33	9	10	19	(12)	(16)	24
Operating income (loss)	22	11	33	9	10	19	(12)	(23)	17

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items								(9)	(9)
All other net interest and other expense (income)								19	19
								10	10

NET INCOME ON DIVESTITURES								3	3

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)								1	1
Tax specific key items (b)								(25)	(25)
All other income tax expense (benefit)								-	-
								(24)	(24)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$22	$11	$33	$9	$10	$19	$(12)	$(6)	$34
(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  See Table 7 for additional information.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)	Table 6

	Three months ended
	December 31
Free cash flows (a)	2020	2019
Total cash flows provided by operating activities from continuing operations	$106	$(34)
Adjustments:
Additions to property, plant and equipment	(30)	(29)
Free cash flows (a) (b)	$76	$(63)

(a)	Free cash flow is defined as cash flows provided (used) by operating activities less additions to property, plant and equipment and other items Ashland has deemed non-operational (if applicable).
(b)	Includes $14 million and $6 million of restructuring payments for the three months ended December 31, 2020 and 2019, respectively.

	Three months ended
	December 31
Adjusted operating income	2020	2019
Operating income (as reported)	$41	$17
Key items, before tax:
Restructuring, separation and other costs	12	7
Capital project impairment	9	-
Adjusted operating income (non-GAAP)	$62	$24

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended
	December 31
	2020	2019
Income from continuing operations (as reported)	$61	$34
Key items, before tax:
Restructuring, separation and other costs	12	7
Capital project impairment	9	-
Unrealized gain on securities	(18)	(9)
Net gain on acquisitions and divestitures	(14)	-
Key items, before tax	(11)	(2)
Tax effect of key items (a)	4	1
Key items, after tax	(7)	(1)
Tax specific key items:
Restructuring and separation activity	(13)	-
Other tax reform related activity	-	(25)
Tax specific key items (b)	(13)	(25)
Total key items	(20)	(26)
Adjusted income from continuing operations (non-GAAP)	$41	$8
Amortization expense adjustment (net of tax) (c)	17	17
Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$58	$25

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-

Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

-	Other tax reform: Includes the impact of other items related to the Tax Act and other tax law changes enacted during 2020.
(c)	Amortization expense adjustment (net of tax) tax rates were 21% and 20% for the three months ended December 31, 2020 and 2019, respectively.

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7 (Continued)

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended
	December 31
	2020	2019
Diluted EPS from continuing operations (as reported)	$0.99	$0.56
Key items, before tax:
Restructuring, separation and other costs	0.18	0.12
Capital project impairment	0.16	-
Unrealized gain on securities	(0.29)	(0.15)
Net gain on acquisitions and divestitures	(0.23)	-
Key items, before tax	(0.18)	(0.03)
Tax effect of key items (a)	0.07	0.02
Key items, after tax	(0.11)	(0.01)
Tax specific key items:
Restructuring and separation activity	(0.22)	-
Other tax reform related activity	-	(0.42)
Tax specific key items (b)	(0.22)	(0.42)
Total key items	(0.33)	(0.43)
Adjusted diluted EPS from continuing operations (non-GAAP)	$0.66	$0.13
Amortization expense adjustment (net of tax) (c)	0.28	0.28
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$0.94	$0.41

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-

Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

-	Other tax reform: Includes the impact of other items related to the Tax Act and other tax law changes enacted during 2020.
(c)	Amortization expense adjustment (net of tax) tax rates were 21% and 20% for the three months ended December 31, 2020 and 2019, respectively.